Form 424
(Revised 12/09)

Submit in duplicate to:
Secretary of State
P.O. Box 13697
Austin, TX 78711-3697
512 463-5555
FAX: 512/463-5709
Filing Fee: See instructions

Certificate of Amendment

This space reserved for office use.

FILED
In the Office of the
Secretary of State of Texas
JAN 03 2011
Corporations Section

Entity Information

The name of the filing entity is:

Everybody's Phone Company

State the name of the entity as currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name.

The filing entity is a: (Select the appropriate entity type below.)

☒ For-profit Corporation
☐ Nonprofit Corporation
☐ Cooperative Association
☐ Limited Liability Company
☐ Professional Corporation
☐ Professional Limited Liability Company
☐ Professional Association
☐ Limited Partnership

The file number issued to the filing entity by the secretary of state is: 800241792

The date of formation of the entity is: 09/02/2003

Amendments

1. Amended Name

(If the purpose of the certificate of amendment is to change the name of the entity, use the following statement)

The amendment changes the certificate of formation to change the article or provision that names the filing entity. The article or provision is amended to read as follows:

The name of the filing entity is: (state the new name of the entity below)

____

The name of the entity must contain an organizational designation or accepted abbreviation of such term, as applicable.

2. Amended Registered Agent/Registered Office

The amendment changes the certificate of formation to change the article or provision stating the name of the registered agent and the registered office address of the filing entity. The article or provision is amended to read as follows:

Registered Agent
(Complete either A or B, but not both. Also complete C.)

☐ A. The registered agent is an organization (cannot be entity named above) by the name of:

____

OR

☐ B. The registered agent is an individual resident of the state whose name is:

____

First Name *M.I.* *Last Name* *Suffix*

The person executing this instrument affirms that the person designated as the new registered agent has consented to serve as registered agent.

C. The business address of the registered agent and the registered office address is:

____ TX

Street Address (No P.O. Box) *City* *State* *Zip Code*

3. Other Added, Altered, or Deleted Provisions

Other changes or additions to the certificate of formation may be made in the space provided below. If the space provided is insufficient, incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.

Text Area (The attached addendum, if any, is incorporated herein by reference.)

☒ **Add** each of the following provisions to the certificate of formation. The identification or reference of the added provision and the full text are as follows:

see attched

☐ **Alter** each of the following provisions of the certificate of formation. The identification or reference of the altered provision and the full text of the provision as amended are as follows:

☐ **Delete** each of the provisions identified below from the certificate of formation.

Statement of Approval

The amendments to the certificate of formation have been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the entity.

Effectiveness of Filing (Select either A, B, or C.)

A. ☒ This document becomes effective when the document is filed by the secretary of state.

B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is: ______________________

C. ☐ This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is: ______________________

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.

Date: 1-3-11

By: [signature]

Signature of authorized person

Steven H Bethke

Printed or typed name of authorized person (see instructions)

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATIOIN
OF
EVERYBODY'S PHONE COMPANY

Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its Articles of Incorporation.

ARTICLE I

The name of the corporation is EVERYBODY'S PHONE COMPANY a Texas Corporation.

ARTICLE II

The following amendments to the Articles of Incorporation were adopted by unanimous written consent of the directors and by shareholders constituting 66.7% of the vote of the shareholders entitled to vote on January 3, 2011.

"EVERYBODY'S PHONE COMPANY is authorized to issue 1,000,000,000 shares of class "A" common stock at a par value of $0.001 (one thousandth) cent each. In addition, EVERYBODY'S PHONE COMPANY is authorized to issue 10,000,000 shares of preferred stock, par value $.01 (one) cent each (the "Preferred Shares") and vest in the Corporation's Board of Directors the authority to establish series of unissued Preferred Shares by the designations, preferences, limitations and relative rights, including voting rights, of the Preferred Shares of any series so established to the same extent that such designations, preferences, limitations, and relative rights could have been fully stated in the Articles of Incorporation, and in order to establish a series, the Board of Directors shall adopt a resolution setting forth the designation of the series and fixing and determining the designations, preferences, limitations and relative rights, including voting rights, thereof or so much thereof as shall not be fixed and determined by the Articles of Incorporation."

The number of shares of the Corporation outstanding at the time of the adoption of the foregoing was 52,791,465 shares of common stock and the number of shares entitled to vote thereon was 52,791,465. The number of shares consenting to the action was 35,211,907. The shareholders consenting to the action represent a majority of the issued and outstanding shares.

Effective this 3rd day of January, 2011.

Steven H. Bethke, Chief Executive Officer